UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of January, 2023

Commission File Number:

MultiMetaVerse Holdings Limited

Building D3, No. 718, Lingshi Road, Jingan District

Shanghai, China, 200072

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F  ☒    Form 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

EXPLANATORY NOTE

On January 4, 2023, Model Performance Acquisition Corp. (“MPAC”), Model Performance Mini Corp., a British Virgin Islands business company (“MMV”), Model Performance Mini Sub Corp., a Cayman Islands exempted company and wholly-owned subsidiary of MMV, and MultiMetaVerse, Inc., a Cayman Islands exempted company completed a business combination transaction pursuant to that certain Merger Agreement, dated as of August 6, 2021, (as amended on January 6 and September 29, 2022, the “Merger Agreement”). MMV’s ordinary shares into which MPAC’s ordinary shares and rights were converted upon completion of the Reincorporation Merger, and MMV’s warrants to purchase MMV’s ordinary shares into which MPAC’s warrants to purchase MPAC’s ordinary shares were converted upon completion of the Reincorporation Merger, are deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, by operation of paragraph (a) of Rule 12g-3 thereunder. MMV hereby reports the succession in accordance with Rule 12g-3(f) under the Exchange Act, on Form 6-K using the EDGAR format type 8-K12B, as notice that MMV has become a successor issuer to MPAC pursuant to Rule 12g-3(a) under the Exchange Act.

A copy of the joint press release is furnished as Exhibit 99.1 to this Report on Form 6-K.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release of the Company and MPAC, dated January 4, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 4, 2023

MultiMetaVerse Holdings Limited

By:	/s/ Yiran Xu
Name: Yiran Xu
Title: Chief Executive Officer